Exhibit 99.01

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92130 Telephone: 858/794-1441 Facsimile: 858/794-1450 kah@weiserlawfirm.com

Attorneys for Plaintiff Walter Hamilton

[Additional counsel appear on signature page]

UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re CADENCE DESIGN SYSTEMS, INC. ; ) Case No. C-08-4966-SC

SECURITIES AND DERIVATIVE ; LITIGATION , STIPULATION OF SETTLEMENT

This Document Relates To: ] The Honorable Samuel Conti

Nos. CV-10-01849-SC, CV-10-3607-

SC, andCV-10-03627-SC. Trial Date: None Set

This Stipulation of Settlement (the “Stipulation”) is dated as of June 7, 2011, and is entered into, each by and through their respective undersigned counsel, by and among the parties to the above-captioned shareholder derivative action (the “Federal Action”) and the following related shareholder derivative actions pending before the California Superior Court for the County of Santa Clara (the “State Court”): In re Cadence Design Systems, Inc. Deriv. Litig., Case No. L08-CV-127922 (the “State Action”). In the Federal Action, the stipulating parties are: a) Walter Hamilton, Arash Samani and George Powers (collectively the “Federal Plaintiffs”) suing on behalf of Nominal Defendant Cadence Design Systems, Inc. (“Cadence” or the “Company”); b) Cadence; and c) all of the State Action Individual Defendants (as defined below), as well as James J. Cowie

(collectively the "Individual Defendants"). In the State Action, the stipulating parties are: (a) Ury Priel (the "State Plaintiff") suing on behalf of Cadence; (b) Cadence; and (c) R.L. Smith McKeithen, James S. Miller, Kevin S. Palatnik, William Porter, John B. Shoven, Lip-Bu Tan, Alberto Sangiovanni-Vincentelli, Donald L. Lucas, Roger S. Siboni, George M. Scalise, Michael J. Fister, John A.C. Swainson, and Kevin Bushby (collectively, the "State Action Individual Defendants"). The Stipulation is intended by the Settling Parties (as defined below in ¶1.21) to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.16), upon and subject to the terms and conditions hereof.[1]

## I. FACTUAL BACKGROUND AND OVERVIEW OF THE ACTIONS

The Actions are brought on behalf of Nominal Defendant Cadence, a Delaware corporation headquartered in San Jose, California. Cadence customers use Cadence software, hardware, IP and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems.

On October 22, 2008, the Company announced that it was reviewing the recognition of revenue related to customer contracts signed during the first quarter of 2008. The Company also announced that it expected to restate its financial statements for the first quarter of 2008 and the first half of 2008 to correct the revenue recognition with respect to certain contracts.

On November 18, 2008, and December 1, 2008, respectively, shareholder derivative complaints were filed on behalf of Cadence in State Court: *Ury Priel, derivatively on behalf of Nominal Defendant Cadence Design Systems, Inc. v. John B. Shoven, et al.*, Case No. 1:08-cv-127922, Superior Court of California, Santa Clara County, and *Mark Levine, derivatively on behalf of Nominal Defendant Cadence Design Systems, Inc. v. John B. Shoven, et al.*; Case No. 1:08-cv-

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[1] The State Plaintiff and the Federal Plaintiffs are collectively referred to herein as the "Plaintiffs." The State Action and the Federal Actions are collectively referred to herein as the "Actions."

2

STIPULATION OF SETTLEMENT

128940, Superior Court of California, Santa Clara County.2 These actions were subsequently consolidated into the State Action.

The State Plaintiff in the State Action alleged that present and former directors and officers of Cadence caused Cadence to report materially false and misleading financial statements for the first two quarters of fiscal-year 2008 by, inter alia, prematurely recognizing revenue on customer contracts in violation of GAAP. The State Action alleged claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment. The State Plaintiff alleged that as a result of the alleged breaches of fiduciary duty, Cadence suffered damages.

On December 10, 2008, the Company announced that the Audit Committee of its Board of Directors (the “Board”), with the assistance of special counsel Wilson, Sonsini, Goodrich & Rosati (“Wilson Sonsini”), completed an investigation of, among other things, the recognition of revenue related to customer contracts (the “Investigation”), and that as a result of the Investigation, the Company would restate its quarterly financial statements for the first two quarters of 2008.

The Company further announced that the Audit Committee concluded that the circumstances that led to the restatement were not the result of illegal conduct on the part of any of Cadence’s directors, officers or other employees. As a result of the Investigation, however, the Company identified a material weakness relating to the insufficient design and ineffective operation of certain internal controls over the recognition of revenue from customer contracts.

On April 28, 2010, plaintiff Walter Hamilton filed a shareholder derivative action in this Court captioned Hamilton v. Fister, et. at., Case No. CV-10-01849-SC on behalf of Cadence. The Federal Action was brought against the Individual Defendants and asserted allegations similar to those in the State Action.

2 On May 25, 2011, Levine filed a Request for Dismissal With Prejudice with the State Court, seeking leave to dismiss with prejudice the shareholder derivative action that he filed on December 1,2008.

On August 16, 2010, plaintiff Arash Samani (“Samani”) filed a shareholder derivative action in this Court captioned Samani v. Fister, et aL, Case No. CV-10-3607-SC. On August 17, 2010, plaintiff George Powers (“Powers”) filed a shareholder derivative action in this Court captioned Powers v. Fister, et aL, Case No. CV-10-3627-SC.3 Both actions were brought against the Individual Defendants and asserted substantially the same allegations that were alleged in the Actions.

On August 17, 2009, and August 12, 2010, respectively, certain of Plaintiffs’ Counsel (as that term is defined in ^[1.14 hereof), on behalf of their respective clients, sent letters (the “Settlement Demands”) to counsel for Cadence and the Individual Defendants. The Settlement Demands, inter alia, summarized the allegations and claims asserted by Plaintiffs on behalf of the Company in the Actions, and, among other things, demanded the Company’s agreement to a series of proposed corporate governance reforms which were specifically tailored to address, and prevent a recurrence of, the alleged wrongdoing that is the subject of the Actions.

After exchanging certain information, on August 25, 2010, the Settling Parties participated in a formal joint mediation before JAMS mediator the Hon. (Ret.) Edward A. Infante (“Judge Infante”) in San Francisco, California. No settlement was reached at that mediation, although the Settling Parties continued settlement discussions throughout the fall and winter of 2010. Ultimately, the Settling Parties participated in a second mediation with Judge Infante on February 8, 2011 in San Francisco.4 With substantial assistance from Judge Infante (including a “mediator’s proposal” to settle the Actions when the Settling Parties appeared deadlocked), the Settling Parties were able to reach agreement on most of the settlement terms herein. After the second mediation, the Settling Parties negotiated the documentation for the settlement, which culminated in the proposed settlement (the “Settlement”) reflected in this Stipulation.

3 Prior to Samani and Powers filing shareholder derivative actions on behalf of Cadence, these plaintiffs served a litigation demand upon Cadence’s Board on June 29, 2010.

4 Plaintiffs in the related securities class action captioned In re Cadence Design Systems, Inc. Securities Litigation, No. C-08-4966-SC (the “Securities Action”) also attended this mediation.

II. INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFFS5 COUNSEL

Plaintiffs’ Counsel represent that they have conducted an extensive investigation during the development and prosecution of the Actions. They represent that this investigation has included, inter alia: (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) preparing detailed complaints; (iii) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (iv) interviewing several confidential witnesses; (v) reviewing certain of the Company’s internal documents; (vi) reviewing and analyzing the extensive record in the Securities Action; (vii) researching various corporate governance issues; (viii) preparing multiple mediation briefs; (ix) participating in numerous telephonic conferences with Judge Infante, and Cadence’s and the Individual Defendants’ counsel; and (x) attending two formal mediations with Cadence’s and the Individual Defendants’ counsel and Judge Infante.

III. DENIAL OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing and liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Each of the Individual Defendants denies the allegations concerning any alleged breach of fiduciary duty. The Individual Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and Cadence stockholders. The Individual Defendants deny the allegations that the Plaintiffs, Cadence, or its shareholders have suffered damages, or that the Plaintiffs, Cadence or its shareholders were harmed by the conduct alleged in the Actions. Nonetheless, Cadence and the Individual Defendants have agreed to settle the Actions on the terms in this Stipulation. Without conceding the merit of any of Plaintiffs’ allegations, or lack of merit of any of the Individual Defendants’ defenses, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Cadence and the Individual Defendants have concluded that it is desirable that the

Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV. CLAIMS OF THE PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of the Individual Defendants’ defenses or the lack of merit of any of their allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Based on these considerations, among others, Plaintiffs believe that the Settlement has conferred or will confer substantial benefits upon and is in the best interests of Cadence and Current Cadence Stockholders (as that term is defined in ]jl.5, below).

Cadence, through its Board exercising its independent business judgment, has concluded that the consideration it will receive for the settlement is fair, reasonable and adequate and agrees to cause to be paid Plaintiffs’ Counsel attorneys’ fees and the reimbursement of expenses in the amount of $1.75 million (as detailed in |6, below), subject to the Court’s approval.

V. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs, on behalf of themselves and derivatively on behalf of Cadence, Cadence, and the Individual Defendants, by and through their respective counsel, that, subject to the approval of the Court, the Released Claims shall be finally and fully compromised, settled and released, and the Actions shall be dismissed with prejudice, as to Cadence and the Individual Defendants, upon and subject to the terms and conditions of the Stipulation, as follows:

1. Definitions

As used herein, the following terms have the meanings specified below:

1.1. “Actions” means the State Action and Federal Actions collectively.

1.2. “Board” means the current directors serving on the Cadence Board of Directors.

“Cadence” means Cadence Design Systems, Inc. and its predecessors, successors, controlling shareholders, partners, joint ventures, subsidiaries, affiliates, divisions and assigns.

1.4. “Court” means the United States District Court for the Northern District of California.

1.5. “Current Cadence Stockholder” or “Current Cadence Stockholders” means any record or beneficial holder of Cadence common stock as of June 7, 2011, and their successors in interest, who continue to hold their Cadence shares as of the date of the Final Judgment and Order (as defined in 11.10).

1.6. “Defense Counsel” means counsel of record who represent Cadence and the Individual Defendants in the Actions: Gibson, Dunn & Crutcher LLP; Hogan Lovells U.S. LLP; Skadden, Arps, Slate, Meagher & Flom LLP; and DLA Piper LLP.

1.7. “Effective Date” means the first date by which all of the events and conditions specified in 1(7.1 have been met and have occurred.

1.8. “Federal Actions” means the following actions currently pending in this Court: Hamilton v. Fister, et al, Case No. CV-10-01849-SC, Samani v. Fister, et al, Case No. CV-10-3607-SC, and Powers v. Fister, et al, CV-10-03627-SC.

1.9. “Final” means that with respect to any court order, including but not limited to the Final Judgment and Order, such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order (including the Final Judgment and Order, attached as Exhibit B, hereto) becomes “Final” when: (a) the date as of which the time to appeal the Court’s order has expired without any appeal having been sought or taken or (b) if an appeal is filed, sought or taken, the date as of which such appeal shall have been finally determined in such a manner as to affirm the Court’s original order without any material change thereto and the time, if any, for commencing any further appeal has expired; or (c) a higher court has granted further appellate review and that court has either affirmed the underlying Final Judgment and Order or affirmed the court of Appeal’s decision affirming the Final Judgment and Order or dismissing the appeal. For purposes of this definition, an “appeal” includes, among others, appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari, mandamus, or prohibition, and any other proceedings of like kind. Any appeal or other proceeding pertaining to any order issued with respect to Plaintiffs’ Counsels’ attorneys’ fees and/or expenses, shall not in any way delay or preclude the Final Judgment and Order from becoming Final.

1.10. “Final Judgment and Order” means the Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

1.11. “Individual Defendants” means R.L. Smith McKeithen, James S. Miller, Kevin S. Palatnik, William Porter, John B. Shoven, Lip-Bu Tan, Alberto Sangiovanni-Vincentelli, Donald L. Lucas, Roger S. Siboni, George M. Scalise, Michael J. Fister, John A.C. Swanson, Kevin Bushby and James J. Cowie.

1.12. “Person” means an individual, corporation, limited liability company, professional corporation, joint venture, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13. “Plaintiffs” means Ury Priel, Walter Hamilton, Arash Samani and George Powers, together with any of their respective agents, heirs, assigns, predecessors and/or successors.

1.14. “Plaintiffs’ Counsel” means counsel who represent the Plaintiffs in the Actions: The Weiser Law Firm, P.C.; The Shuman Law Firm; Kessler Topaz Meltzer & Check, LLP; Federman & Sherwood; and Green Welling, LLP.

1.15. “Related Parties” means each of Cadence’s or the Individual Defendants’ past or present directors, families, officers, managers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, advisors, accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, executors, estates, administrators, affiliates, related or affiliated entities, any entity in which Cadence or an Individual Defendant and/or member(s) of his or her family has an interest, any members of their immediate families, or any trust of which Cadence or an Individual Defendant is the settlor or which is for the benefit of Cadence or any Individual Defendant and/or member(s) of his or her family.

1.16. “Released Claims” shall collectively mean any and all claims (including “Unknown Claims” as defined in ^f 1.24 hereof), debts, demands, rights, liabilities, damages, actions, losses, obligations, judgments, suits, fees, expenses, costs, any other relief of any nature whatsoever, matters, issues and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, under state, federal, local, common, foreign or statutory law or any other law, rule or regulation, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, concealed or hidden, or matured or unmatured, direct or derivative (collectively, “Claims”) that were or could have been asserted in the Actions or in the future could be asserted in any court, tribunal or proceeding by (i) Plaintiffs, (ii) Cadence or (iii) any Current Cadence Stockholder (claiming, derivatively or otherwise, in the right of, or on behalf of, the Company), against any of the Released Persons, which are based upon or relate in any manner to the allegations, matters, acts, facts, circumstances, transactions, events, occurrences, disclosures, statements, representations, misrepresentations, omissions, acts or failures to act, alleged in, referred to or otherwise related, directly or indirectly, to (i) the Actions, (ii) the subject matter or allegations of the Actions, including, without limitation, claims for negligence, gross negligence, breach of fiduciary duty, including without limitation the duties of care, loyalty and/or oversight, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), concealment (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, waste, money damages, unjust enrichment, breach of contract, or violations of any federal, state, local or foreign law, or any other rule, law, or regulation, or any other source of legal or equitable obligation of any kind or description in whatever forum or allegations that could have been made in the Actions, (iii) the settlement of the Securities Action or (iv) this Settlement. “Released Claims” includes, but is not limited to, all Claims that could be asserted in any court, tribunal or proceeding by (i) Plaintiffs, (ii) Cadence or (iii) any Current Cadence Stockholder (claiming, derivatively or otherwise in the right or on behalf of, the Company) related to the allegations in the Actions pertaining to (a) Cadence’s financial statements for the fiscal year ending December 31, 2007 and for the first and second quarters of 2008 (the “Periods”), as filed and published originally and, in the case of the financial statements for the first and second quarters of 2008, as restated, including statements about them, (b) reports and statements about Cadence’s business and results of operations during and for the Periods, (c) Cadence’s internal and other controls during the Periods and statements about those controls, (d) Cadence’s policies or practices on revenue recognition during the Periods, and (e) separation or termination agreements between Cadence and any of the Individual Defendants. “Released Claims” also includes, without limitation, claims for recovery of advancement of attorneys’ fees and expenses by Cadence on behalf of the Individual Defendants.

1.17. “Released Persons” means each and all of the Individual Defendants and their respective Related Parties.

1.18. “Securities Action” means In re Cadence Design Systems, Inc. Securities Litigation, No. C-08-4966-SC, pending in this Court.

1.19. “Settlement” means the proposed settlement and compromise of the Actions as provided for herein.

1.20. “Settlement Counsel” means The Weiser Law Firm P.C.

1.21. “Settling Parties” means, collectively, each of Cadence, the Individual Defendants and the Plaintiffs on behalf of themselves and derivatively on behalf of Cadence.

1.22. “State Action” means In re Cadence Design Systems, Inc. Deriv. Litig., Case No. 1:08-CV-127922, pending in the State Court.

1.23. “State Court” means the Superior Court of the State of California for the County of Santa Clara.

1.24. “Unknown Claims” means any of the Released Claims which Plaintiffs, Cadence, or any Current Cadence Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Plaintiffs, Cadence, or Current Cadence Stockholders may hereafter discover facts in addition to or different from those which he, she or they now knows or believes to be true with respect to the subject matter of the Released Claims, but Plaintiffs, Cadence, or Current Cadence Stockholders shall expressly, upon the Effective Date, be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. With respect to any and all Released Claims, Plaintiffs and Cadence stipulate, and agree that, upon the Effective Date, Plaintiffs and Cadence expressly waive, and each of the Cadence Current Shareholders shall be deemed to have waived, and by operation of the Final Judgment and Order shall have expressly waived the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiffs and Cadence shall expressly waive, and each of the Current

Cadence Shareholders shall be deemed to have, and by operation of the Final Judgment and Order shall have expressly waived any and all provisions, rights and benefits conferred by the law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. Plaintiffs and Cadence

acknowledge, and Current Cadence Stockholders shall be deemed by operation of the Final Judgment and Order to have acknowledged that the foregoing waiver was separately bargained for and is a material and essential part of the Settlement of which this release is a part.

2. The Settlement

2.1. Corporate Governance Enhancements

The corporate governance provisions described in this paragraph (the “Corporate Governance Enhancements”) have been approved by the Board, and will be effective upon the Effective Date. The Company and the Board acknowledge that the commencement and litigation of the Actions is a material and substantial factor in causing Cadence to agree to implement the Corporate Governance Enhancements.

a) Revenue Recognition

i) The Company’s management and Board will institute a process to review, on at least an annual basis, the Company’s revenue recognition policies and analyze, in consultation with the Company’s independent outside auditor, whether changes to those policies are appropriate.

1) The Company’s Chief Financial Officer (“CFO”) and Controller will, on at least an annual basis, meet with the Company’s Revenue Accounting Department and the Company’s independent outside auditor, for the purpose of reviewing the Company’s revenue recognition policies. At least the following matters will be reviewed at this meeting:

1. The accounting standards and guidance relevant to revenue recognition;

2. Any new accounting standards or guidance relevant to Cadence (including any proposed changes to standards or guidance);

3. Any areas related to revenue recognition where significant judgment is required for application of Cadence’s revenue recognition policies;

4. The adequacy of Cadence’s internal controls over financial reporting related to revenue recognition.

2) The Company’s CFO will present the conclusions of these meetings to the Audit Committee of the Board within thirty (30) days after their conclusion, and shall discuss with the Audit Committee whether any changes to the Company’s policies should be adopted. The Company will request that its independent outside auditor be present at this meeting and available to answer questions.

ii) The Company will require that its independent outside auditor report in writing to the Audit Committee at least annually regarding: (i) whether it recommends any changes to the Company’s revenue recognition policies or (ii) its internal controls over financial reporting related to revenue recognition. The Company will require that its independent outside auditor also meet privately, at least annually, with the Audit Committee to discuss the Company’s revenue recognition policies, guidelines, procedures, and the adequacy of its internal controls over financial reporting.

iii) The Company’s Internal Auditor will report to the Board at least annually regarding the Company’s compliance with its revenue recognition policies, and the adequacy of the Company’s internal controls related to financial reporting. If the Company’s Internal Auditor becomes aware of any significant issue(s) (or potentially significant issue(s)) regarding the Company’s compliance with its revenue recognition policies or the adequacy of Cadence’s internal controls over financial reporting relating to revenue recognition, or any other matter, the Internal Auditor will report the issue in writing promptly to the Company’s General Counsel and Audit Committee.

iv) The Audit Committee will meet at least annually with the Company’s CFO and the independent outside auditor to review the Company’s disclosure process used in preparing and reviewing draft financial statements. This meeting will, at minimum, address whether the Company’s disclosures related to revenue recognition and internal controls over financial reporting are appropriate, and whether the Company’s processes related to those disclosures are appropriate.

v) All sales finance personnel will receive, at least annually, instruction on the Company’s revenue recognition policies, and will be asked to certify, in writing, annually that they have a sufficient understanding of the policies to recognize how their activities can impact revenue recognition. If any significant changes are made to the Company’s revenue recognition policies that relate to or concern the responsibilities of sales finance personnel, they will promptly participate in training regarding these changes, and certify, in writing, their understanding of these changes.

b) Foreign Operations

i) The senior employee at each foreign operation or sales team with foreign customers will certify, in writing, to the Company’s CFO on a quarterly basis that, after reasonable inquiry, he or she can state that there are no agreements or understandings with the

Company’s customers relevant to revenue recognition which have not been fully disclosed to the Company’s auditors.

c) Board Policies

i) The Board will solicit bids from audit firms and consider whether it is appropriate to recommend to stockholders a ratification of a change in audit firms.

ii) The Board will participate in training on relevant topics, including but not limited to, internal controls, SEC and Sarbanes-Oxley Act of 2002 compliance, executive compensation, revenue recognition, and internal controls over financial reporting, provided by a qualified third party (such as a reputable “Director College” or an internationally-recognized law or accounting firm), on at least an annual basis.

iii) The chair of each committee of the Board shall rotate at least once every seven years (the first such rotation to occur no later than 2018), subject to the discretion of a majority of the independent directors of the Board to allow an individual to remain as chair of a particular committee for such longer time as it determines to be in the best interests of Cadence and its shareholders.

iv) The Audit Committee will, at least annually, formally review-Cadence’s policies related to revenue recognition and the adequacy of its internal controls over financial reporting with the Company’s CFO and independent outside auditor, as well as the relevant internal controls over financial reporting that the Company has in place regarding revenue recognition. This review will take into account at least the following matters:

1) Any relevant changes to revenue recognition accounting standards, internal controls or guidance; and

2) Whether the Company should make any changes to its internal controls related to revenue recognition and/or financial reporting.

v) Cadence will continue to maintain director and officer stock ownership guidelines.

vi) The Compensation Committee of the Board will meet at least three times per year. The subjects of these meetings will include at least the following:

Whether the Company’s corporate goals and objectives related to compensation of its senior management are appropriate.

2) Evaluation of the performance of the Company’s senior management relative to the corporate goals and objectives related to compensation of senior management.

3) Review and evaluation of the Company’s “Compensation Discussion and Analysis” and related disclosures.

4) Consider and be responsible for approving or denying any severance payments to Named Executive Officers if the employee was terminated or resigned.

vii) The Compensation Committee of the Board will retain an independent consultant at least once every three years to conduct a study of Cadence’s executive compensation policies, relative to its peer companies. The results of each such study will be promptly presented to the Compensation Committee and the full Board.

2.2. Earlier Corporate Governance Enhancement

a) Cadence adopted the following earlier corporate governance enhancement (the “Earlier Corporate Governance Enhancement”) after the filing of one or more of the Actions: Cadence adopted a “clawback” policy relating to the effect of restating financial statements on compensation (see Proxy Statement for the 2010 Annual Meeting of Stockholders), which shall be maintained consistent with then-applicable law. In adopting the Earlier Corporate Governance Enhancement, Cadence considered the allegations of wrongdoing made in the Actions. The Earlier Corporate Governance Enhancement was made at least in part in recognition of the Actions.

b) Separate from the Earlier Corporate Governance Enhancement, Cadence added a new independent director to its Board in 2011. Cadence will not dispute that the Actions were considered in connection with addition of this new independent director to the Board in 2011.

2.3. Cadence agrees that these policies will remain in effect and be adhered to for a period of at least three (3) calendar years from the date of the final approval of the settlement unless any of these measures would conflict with a change in relevant law or listing standards (the “Effective Period”).

3. Confirmatory Discovery

3.1. Plaintiffs’ Counsel will be provided with the opportunity to inspect the documents produced by the defendants in the Securities Action. Within five (5) days of the issuance of the Preliminary Approval Order, these documents will be made available for inspection at a mutually convenient location, and remain available for inspection for a period of ten (10) business days. Plaintiffs’ Counsel agree that the documents are being disclosed in the context of a privileged settlement process and may not be disclosed, copied or used for any other purpose. Plaintiffs shall have the right to conduct a follow-up interview of a knowledgeable member of Cadence’s revenue accounting group at a mutually convenient time and place, to be completed no later than twenty-five (25) business days after the issuance of the Preliminary Approval Order. Plaintiffs reserve the right to withdraw from the Settlement based on this confirmatory discovery should they determine that the Settlement is not fair, reasonable, and adequate.

4. Preliminary Approval Order And Settlement Hearing

4.1. Within five (5) days of the full execution of this Stipulation, the Settling Parties shall jointly submit this Stipulation together with its exhibits to the Court and shall apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit A attached hereto, providing for the scheduling of a hearing on the Settlement (the “Settlement Hearing”) set forth in this Stipulation, and approval for the publication of a Notice of Settlement of the Action (the “Notice”) and a Summary Notice of Settlement of the Action (the “Summary Notice”), substantially in the form of Exhibits A-l and A-2 attached hereto.

4.2. Within five (5) days of the issuance of the Preliminary Approval Order, Cadence shall provide Current Cadence Stockholders with Notice of the Settlement through: (a) publication of the Notice as a Current Report on SEC Form 8-K, a copy of which will be posted to the “Investor Relations” section of Cadence’s website (http://www.cadence.com); and (b) publication of the Summary Notice in Investors’ Business Daily, or in such other form as the Court may order.

4.3. Cadence shall pay for the costs associated with disseminating the Notice and Summary Notice as provided in |4.2 or in the form approved by the Court. At least ten (10) court days prior to the Settlement Hearing, Cadence shall file with the Court an appropriate declaration with respect to the posting, filing and publication of the Notice.

4.4. Pending the Effective Date, the Plaintiffs and Plaintiffs’ Counsel shall not commence or participate in any other actions or proceedings asserting any of the Released Claims against any of the Released Persons that are encompassed by the Settlement and, if such actions be filed by others, shall join with Cadence and Individual Defendants in any effort to enjoin or dismiss such actions.

4.5. Within five (5) days of the full execution of the Stipulation, the parties to the Federal Actions shall jointly: (i) notify the State Court of the Stipulation and the Settlement; and (ii) request that the State Court stay all proceedings in the State Actions pending the final approval of the Settlement by this Court.

5. Releases

5.1. Upon the Effective Date, as defined in |1.7, (i) Plaintiffs and Plaintiffs’ Counsel, on their own behalf and derivatively on behalf of Cadence (as nominal defendant), (ii) Cadence and (iii) Current Cadence Stockholders shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally and forever released, relinquished, extinguished and discharged all Released Claims (including Unknown Claims as defined in Tf 1.24) against each and all of the Released Persons and shall be permanently barred and enjoined from instituting, commencing or prosecuting or asserting any Released Claim against any of the Released Persons; provided, however, that nothing shall prevent any of the Plaintiffs from submitting a claim (i.e. Proof of Claim) or receiving any monetary or other distribution from any settlement of the Securities Action.

5.2. Upon the Effective Date, as defined in |1.7, Cadence and each of the Individual Defendants shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally, and forever released, relinquished, extinguished and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims as defined in ^1.24) arising out of, relating to or in connection with the institution, prosecution, assertion, Settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of Cadence or any Released Person to enforce the terms of the Stipulation.

6. Plaintiffs’ Counsel’s Attorneys’ Fees And Expenses

6.1. Cadence, through its Board exercising its independent business judgment, has agreed, in light of the substantial benefits that the Settlement has created or will create for Cadence and Current Cadence Stockholders, to cause Plaintiffs’ Counsel attorneys’ fees to be paid, and their expenses reimbursed, in the amount of $1.75 million, subject to Court approval (the “Fee Award”). The Individual Defendants shall have no obligations with respect to the Fee Award.

6.2. Cadence shall cause the Fee Award to be sent by overnight mail to Settlement Counsel (as receiving agent for all Plaintiffs’ Counsel) within three (3) business days after the Effective Date. The Fee Award shall be immediately releasable to all Plaintiffs’ Counsel upon receipt of funds. The Fee Award shall be allocated among all Plaintiffs’ Counsel by Settlement Counsel based upon its good-faith determination as to each respective Plaintiffs’ Counsels’ contribution to the resolution of the Actions. Cadence and the Individual Defendants shall have no liability whatsoever with respect to the allocation of the Fee Award among Plaintiffs’ Counsel. Any disapproval or modification of the Fee Award by the Court shall not affect the enforceability of this Settlement or provide any of the Settling Parties with the right to terminate the Settlement as set forth in this Stipulation.

6.3. Based on the benefits that Plaintiffs’ Counsel believes that Plaintiffs have achieved through the prosecution of the Actions, Plaintiffs’ Counsel intend to seek Court approval for an award in the amount of $2,500 (the “Special Awards”) for each of the Plaintiffs. The Individual Defendants and Cadence will not object to a request for Court approval of the Special Awards. The Special Awards shall be funded by the Fee Award to the extent approved in whole or part.

7. Conditions Of Settlement, Effect Of Non-Approval, Cancellation Or Termination 7.1. The Effective Date shall be conditioned on the occurrence of all of the following events:

a) The Board has adopted the Corporate Governance Enhancements and the Effective Period (as defined in fl2.1 and 2.3, respectively);

b) The Court has entered the Preliminary Approval Order, substantially similar in form to Exhibit A, attached hereto;

The Court has approved the Settlement as described herein, following notice to Current Cadence Stockholders as provided in |4.2 herein;

d) The Court has entered the Final Judgment and Order substantially in the form of Exhibit B, attached hereto;

e) The Final Judgment and Order has become Final, as defined in |1.9; and

f) The State Court has dismissed the State Actions with prejudice (the State Plaintiff shall not be required to request such dismissal until ten (10) days after the Final Judgment and Order has been entered).

7.2. If all of the conditions specified in ^[7.1 and its subparagraphs are not met, then the Stipulation shall be canceled and terminated, unless all Settling Parties agree in writing to proceed with the Stipulation.

7.3. If the Effective Date does not occur, or if the Stipulation is not approved by the Court or the Settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, (i) the Settling Parties shall be restored to their respective positions in the Actions as of the date of execution of this Stipulation, (ii) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding, and (iii) Plaintiffs’ Counsel shall return to Cadence any payment made pursuant to fl6.1 and 6.2. In such event, the terms and provisions of the Stipulation, with the exception of ||7.3 and 8.5 (and any terms defined in || 1.1 to 1.24 used in ||7.3 and 8.5), shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgments or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tune.

8. Miscellaneous Provisions

8.1. The Settling Parties (a) acknowledge that it is their intent to consummate the agreements embodied in this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their good faith best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and their subject matter. The Settling Parties agree that the Settlement was negotiated in good faith by the Settling Parties and reflects a Settlement that was reached voluntarily after consultation with experienced counsel and as a result of an arm’s-length mediation with a highly-regarded mediator.

8.3. While the Individual Defendants deny that the claims advanced in the Actions are meritorious, they will not contend in any action or proceeding that the Actions were not filed in accordance with the applicable federal and California rules, including, without limitation, Federal Rule of Civil Procedure 11 and California Code of Civil Procedure §128.7, or that they were filed in bad faith.

8.4. Pending the Effective Date, (i) Plaintiffs agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; and (ii) Cadence and the Individual Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claim. If any action that would be barred by the releases contemplated by this Stipulation is commenced against any of the Released Persons prior to the Effective Date, and such action is not enjoined or dismissed prior to the Effective Date, then the Stipulation and the Settlement shall be canceled and terminated.

8.5. Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or invalidity of any Released Claim, or of any wrongdoing or liability or lack thereof of Cadence or the Individual Defendants and Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission or lack thereof of any of Cadence or the Individual Defendants and Released Persons in any proceeding of any kind or nature, including civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Cadence, the Individual Defendants and Released Persons may file the Stipulation and/or the Final

Judgment and Order in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Individual Defendants have denied and continue to deny each and all of the claims alleged in the Actions. Plaintiffs, Cadence or any Current Cadence Stockholder may file the Stipulation in any proceeding brought to enforce any of its terms or provisions. The Settling Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change in control of Cadence shall not void this Stipulation, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Cadence they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, adhering to the schedule set forth in the Preliminary Order if it has been entered.

8.6. Plaintiffs agree not to institute, join in, or cooperate in any way in any threatened, pending, or future litigation, lawsuit, claim or action against the Released Persons, or any of them, alleging, prosecuting, regarding, concerning, relating to, referring to or arising out of in any way the Released Claims.

8.7. Plaintiffs warrant and represent that they have not assigned or transferred or attempted to assign or transfer to any person or entity any Released Claim or any portion thereof or interest therein.

8.8. This Stipulation has been jointly drafted by the Settling Parties at arm’s length. No provision or ambiguity in this Stipulation shall be construed or interpreted against any of the Settling Parties by virtue of their participation in the drafting of this Stipulation. The Stipulation shall in all cases be construed as a whole, according to its fair meaning and not strictly for or against any of the Settling Parties.

8.9. The covenants contained in this Stipulation provide good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Stipulation.

Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

8.11. All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by reference.

8.12. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.13. The Stipulation and the Exhibits attached hereto constitute the entire agreement between the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each of the Settling Parties shall bear its own costs.

8.14. Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.15. The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

8.16. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

8.17. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and for any matters arising out of, concerning or relating thereto.

8.18. The Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to that State's choice of law principles.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys.

DATED: June 7, 2011

FEDERMAN & SHERWOOD
WILLIAM B. FEDERMAN, OBA #2853

William B. Federman /with authority

WILLIAM B. FEDERMAN

10205 N. Pennsylvania Avenue
Oklahoma City, OK 73120
Telephone: 405/235-1560
405/239-2112 (fax)

Lead Counsel for Plaintiff Ury Priel in the State Action

GREEN WELLING, LLP
Robert S. Green (SBN 136183)
595 Market Street, Suite 2750
San Francisco, CA 94105
Telephone: 415/477-6700
Facsimile: 310/477-6710
secfiling@classcounsel.com

Liaison Counsel for Plaintiff Ury Priel in the State Action

June 7, 2011

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (168562)

Kathleen Herkenhoff

KATHLEEN HERKENHOFF

12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
Facsimile: 858/794-1450
kah@weiserlawfirm.com

23

STIPULATION OF SETTLEMENT

THE WEISER LAW FIRM, P.C.

ROBERT B. WEISER

BRETT D. STECKER

JEFFREY J. CIARLANTO

121 N. Wayne Avenue, Suite 100

Wayne, PA 19087

Telephone: 610/225-2677

Facsimile: 610/225-2678

THE SHUMAN LAW FIRM

KIP SHUMAN (23593) , /

tl? #kUMAN /

885 Arapahoe Avenue

Boulder, CO 80302

Telephone: 303/861-3003

Facsimile: 303/484-4886

Counsel for Plaintiff Walter Hamilton in the Federal

Actions

3ATED: June*7¥2011 KESSLER TOPAZ MELTZER & CHECK, LLP

ERIC ZAGAR

fit 7JAI< /^^*”H

(J ERl£ ZAGAR

280 King of Prussia Road

Radnor, PA 19087

Telephone: 610/667-7706

Facsimile: 610/667-7056

Counsel for Plaintiffs Arash Samani and George

Powers in the Federal Actions

DATED: June 7, 2011

GIBSON, DUNN & CRUTCHER LLP
ETHAN D. DETTMER
MATTHEW S. KAHN

[signature]
ETHAN D. DETTMER

555 Mission Street, Suite 3000
San Francisco, CA 94105-2933
Telephone: 415/393-8200
Facsimile: 415/393-8306

GIBSON, DUNN & CRUTCHER LLP
TIMOTHY K. ROAKE
SALLY J. BERENS
1881 Page Mill Road
Palo Alto, CA 94304-1211
Telephone: 650/849-5300
Facsimile: 650/849-5333

Counsel for Cadence Design Systems, Inc.

DATED: June 7, 2011

HOGAN LOVELLS U.S. LLP
DOUGLAS M. SCHWAB (SBN 43083)
NORMAN J. BLEARS (SBN 95600)

[signature]
DOUGLAS M. SCHWAB

525 University Avenue, 4th Floor
Palo Alto, CA 94301
Telephone: 650/463 4000
Facsimile: 650/463 4199

Attorneys for Defendants R.L. Smith McKeithen, James S. Miller, Kevin S. Palatnik, William Porter and James J. Cowie

25

STIPULATION OF SETTLEMENT

DATED: June 7, 2011

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
JAMES E. LYONS (SBN 112582)

[signature]
JAMES E. LYONS

GARRETT J. WALTZER (SBN 130764)
GAL DOR (SBN 242933)
525 University Avenue, Suite 1100
Palo Alto, California 94301
Telephone: 650/470-3190
Facsimile: 888/329-5015

Attorneys for Defendants John B. Shoven, Lip-Bu Tan, Alberto Sangiovanni-Vincentelli, Donald L. Lucas, Roger S. Siboni, George M. Scalise, Michael J. Fister and John A.C. Swainson

DATED: June __, 2011

DLA PIPER LLP (US)
SHIRLI FABBRI WEISS (SBN 79225)
NOAH A. KATSELL (SBN 217090)

______________________________
SHIRLI FABBRI WEISS

401 B Street, Suite 1700
San Diego, California 92101-4297
Telephone: 619/699-2632
Facsimile: 619/764-6632

Attorneys for Defendant Kevin Bushby

26

STIPULATION OF SETTLEMENT

DATED: June __, 2011

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
JAMES E. LYONS (SBN 112582)

______________________________
JAMES E. LYONS

GARRETT J. WALTZER (SBN 130764)
GAL DOR (SBN 242933)
525 University Avenue, Suite 1100
Palo Alto, California 94301
Telephone: 650/470-3190
Facsimile: 888/329-5015

Attorneys for Defendants John B. Shoven, Lip-Bu Tan, Alberto Sangiovanni-Vincentelli, Donald L. Lucas, Roger S. Siboni, George M. Scalise, Michael J. Fister and John A.C. Swainson

DATED: June 7, 2011

DLA PIPER LLP (US)
SHIRLI FABBRI WEISS (SBN 79225)
NOAH A. KATSELL (SBN 217090)

______________________________
SHIRLI FABBRI WEISS

401 B Street, Suite 1700
San Diego, California 92101-4297
Telephone: 619/699-2632
Facsimile: 619/764-6632

Attorneys for Defendant Kevin Bushby

26

STIPULATION OF SETTLEMENT

101034149.14

CERTIFICATE OF SERVICE

I hereby certify that on June 15, 2011, I authorized the electronic filing of the foregoing with the Clerk of the Court using the CM/ECF system which will send notification of such filing to the e-mail addresses denoted on the attached Electronic Mail Notice List, and I hereby certify that I caused to be mailed the foregoing document or paper via the United States Postal Service to the non-CM/ECF participants indicated on the attached Manual Notice List.

I certify under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on June 15, 2011.

s/ KATHLEEN A. HERKENHOFF KATHLEEN A. HERKENHOFF

THE WEISER LAW FIRM, P.C. KATHLEEN A. HERKENHOFF (168562) 12707 High Bluff Drive, Suite 200 San Diego, CA 92130 Telephone: 858/794-1441 Facsimile: 858/794-1450

kah@weiserlawfirm.com

Mailing Information for a Case 3:08-cv-04966-SC

Electronic Mail Notice List

The following are those who are currently on the list to receive e-mail notices for this case.

• Jeffrey A. Berens

jeff@dyerberens.com

• Sally J. Berens

sberens@gibsondunn.com

• Peter Arthur Binkow

info@glancylaw.com,pbinkow@glancylaw.com

• Jason Cassidy Davis

jdavis@rgrdlaw.com

• Ethan D. Dettmer

edettmer@gibsondunn.com,mjanky@gibsondunn.com,bsperry@gibsondunn.com

• Robert J. Dyer , III

bob@dyerberens.com

• Lionel Z. Glancy

info@glancylaw.com

• Michael M. Goldberg

info@glancylaw.com

• Matthew Stewart Kahn

MKahn@gibsondunn.com jyott@gibsondunn.com,LChiou@gibsondunn.com

• Matthew Paul Montgomery

mattm@csgrr.com,e_file_sf@csgrr.com,e_file_sd@csgrr.com

• Blair Allen Nicholas

blairn@blbglaw.com,denab@blbglaw.com,kristid@blbglaw.com,amyn@blbglaw.com,PaulJ@blbglaw.comjessica.cuccurullo@blbglaw.com,kayem@blbglaw.com,Ben

• Brian O. O’Mara

bo’mara@csgrr.com,e_file_sd@rgrdlaw.com,e_file_sf@rgrdlaw.com

• Timothy Kevin Roake

troake@gibsondunn.com

• Darren Jay Robbins

e_file_sd@rgrdlaw.com

• Karen T. Rogers

krogers@milberg.com,schang@milberg.com,cchaffins@milberg.com

• Jeff S. Westerman

jwesterman@milberg.com,cchaffins@milberg.com

• Shawn A. Williams

shawnw@rgrdlaw.com,khuang@rgrdlaw.com,e_file_sd@rgrdlaw.com,e_file_sf@rgrdlaw.com

• Eric L. Zagar

ezagar@ktmc.com,jyemm@ktmc.com,der_filings@ktmc.com,rwinchester@ktmc.com,dtewksbury@ktmc.com

Manual Notice List

The following is the list of attorneys who are not on the list to receive e-mail notices for this case (who therefore require manual noticing). You may wish to use your mouse to select and copy this list into your word processing program in order to create notices or labels for these recipients.

Catherine J. Kowalewski

Robbins Geller Rudman & Dowd LLP

655 W Broadway

Suite 1900

San Diego, CA 92101

EXHIBIT A

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (168562)
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
Facsimile: 858/794-1450
kah@weiserlawfirm.com

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: 610/225-2677
Facsimile: 610/225-2678

Attorneys for Plaintiff Walter Hamilton

[Additional counsel appear on signature page]

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

| | |
|---|---|
| In re CADENCE DESIGN SYSTEMS, INC. SECURITIES AND DERIVATIVE LITIGATION | No. C-08-4966 SC |
| This Document Relates To: Nos. CV-10-01849-SC, CV-10-03607-SC, and CV-10-03627-SC. | [PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE |
| | DATE: July 22, 2011 |
| | TIME: 10:00 a.m. |
| | CTRM: The Honorable Samuel Conti, Courtroom 1, 17th Floor |

**EXHIBIT A**

WHEREAS, the Settling Parties have made an application for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of the three related shareholder derivative actions pending in this Court entitled: Hamilton v. Fister, et ai, Case No. CV-10-01849-SC, Samaniv.Fister, etal, Case No. CV-10-03 607-SC, and Powers v. Fister, eita/.,CV-10-03627-SC (collectively, the “Federal Actions”), in accordance with a Stipulation of Settlement dated June 7, 2011 and the exhibits thereto (the “Stipulation”), and (ii) approving for distribution of the Notice of Settlement (the “Notice”).

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) a proposed Settlement and dismissal of the Federal Actions and State Action (collectively, the “Actions”) with prejudice as to the Released Persons; (ii) an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation (the “Fee Award”); and (iii) awards in the amount of $2,500 to each of the Plaintiffs (the “Special Awards”) to be paid from the Fee Award prior to its distribution among Plaintiffs’ Counsel;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of reasonable approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subj ect to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for: (a) a proposed Settlement and dismissal of the Actions with prejudice as to the Released Persons; (b) the Fee Award; and (c) the Special Awards.

2. A hearing (the “Settlement Hearing”) shall be held before this Court on ,

2011, at .m., in Courtroom 1 of the United States District Court for the Northern District of

California, located at 450 Golden Gate Avenue, San Francisco, California 94102, to finally determine whether:

the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate, and in the best interests of Cadence and Current Cadence Stockholders (as defined in the Stipulation);

(b) a Final Judgment and Order of Dismissal as provided for in f 1.10 of the Stipulation should be entered;

(c) to award the Fee Award to Plaintiffs’ Counse1; and

(d) to award the Special Awards to each of the Plaintiffs in the Actions.

3. The Court approves, as to form and content, the Notice and Summary Notice annexed as Exhibits A-l and A-2 hereto, and finds that the filing of the Stipulation and publication of the Notice and Summary Notice, substantially in the manner and form set forth in fl4.1-4.2 of the Stipulation, meets the requirements of due process, as well as Federal Rule of Civil Procedure 23.1, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Not later than five (5) days following entry of this Order, Cadence shall cause a copy of the Notice to be filed with the Securities and Exchange Commission via a Current Report on Form 8-K, a copy of which will be posted to the “Investor Relations” section of Cadence’s website (http://www.cadence.com).

5. Not later than five (5) days following entry of this Order, Cadence shall cause a copy of the Summary Notice to be published one time in Investor’s Business Daily.

6. All costs incurred in the filing of the Notice with the Securities and Exchange Commission, and the one time publication of the Summary Notice in Investor’s Business Daily, shall be paid by Cadence, and Cadence shall undertake all administrative responsibility for such filing and publishing.

7. At least ten (10) court days prior to the Settlement Hearing, Cadence’s counsel shall file with the Court and serve on all parties proof, by declaration, of such filing and publishing of the Notice and Summary Notice in accordance with ff 4-5.

All Current Cadence Stockholders shall be bound by all orders, determinations, and judgments in the Federal Actions concerning the Settlement, whether favorable or unfavorable to Current Cadence Stockholders.

9. Pending final determination of whether the Settlement should be approved, no Current Cadence Stockholder shall commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.

10. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least thirty-five (35) days prior to the Settlement Hearing and any reply papers shall be filed with the Court at least fourteen (14) days prior to the Settlement Hearing.

11. Any Current Cadence Stockholders may appear and show cause, if he, she or It has any reason why the terms of the Settlement should not be approved as fair, reasonable, and adequate,

or why a judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no Current Cadence Stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Final Judgment and Order to be entered thereon approving the same, unless that Person has, at least twenty-one (21) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel

(delivered by hand or sent by first-class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Counsel for Plaintiff Hamilton in the Federal Actions

Kathleen A. Herkenhoff THE WEISER LAW FIRM, P.C. 12707 High Bluff Drive, Suite 200 San Diego, CA 92130

Robert B. Weiser Brett D. Stecker Jeffrey J. Ciarlanto

THE WEISER LAW FIRM, P.C. 121 North Wayne Avenue, Suite 100 Wayne, PA 19087

Kip B. Shuman

Rusty E. Glenn

THE SHUMAN LAW FIRM

885 Arapahoe Ave.

Boulder, CO 80302

Counsel for Plaintiff Ury Priel in the State Action

William B. Federman FEDERMAN & SHERWOOD 10205 N. Pennsylvania Avenue Oklahoma City, OK 73120

Counsel for Cadence in the Actions

Ethan D. Dettmer

Matthew S. Kahn

GIBSON, DUNN & CRUTCHER LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

UNITED STATES DISTRICT COURT

450 Golden Gate Avenue

San Francisco, CA 94102

Any Current Cadence Stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the Fee Award and Service Awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Judgment and Order of Dismissal to be entered and the releases to be given.

Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

13. The Court reserves the right to adj ourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Cadence Stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Cadence Stockholders.

IT IS SO ORDERED.

DATED:

THE HONORABLE SAMUEL CONTI

SENIOR DISTRICT JUDGE

Submitted by:

THE WEISER LAW FIRM, P.C.

KATHLEEN A HERKENHOFF (168562)

KATHLEEN A HERKENHOFF

12707 High Bluff Drive, Suite 200

San Diego, CA 92130 Telephone: 858/794-1441 Facsimile: 858/794-1450

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO 121 North Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 Facsimile: 610/225-2678

THE SHUMAN LAW FIRM KIP B. SHUMAN

RUSTY E. GLENN 885 Arapahoe Ave. Boulder, CO 80302 Telephone: 866/ 974-8626 Facsimile: 303/484-4886

Attorneys for Plaintiff Walter Hamilton

EXHIBIT A-1

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF (168562)
12707 High Bluff Drive, Suite 200
San Diego, CA 92130
Telephone: 858/794-1441
Facsimile: 858/794-1450
kah@weiserlawfirm.com

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
BRETT D. STECKER
JEFFREY J. CIARLANTO
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: 610/225-2677
Facsimile: 610/225-2678

Attorneys for Plaintiff Walter Hamilton

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

| | |
|---|---|
| In re CADENCE DESIGN SYSTEMS, INC. SECURITIES AND DERIVATIVE LITIGATION | No. C-08-4966 SC |
| | NOTICE OF SETTLEMENT |
| This Document Relates To: Nos. CV-10-01849-SC, CV-10-03607-SC, and CV-10-03627-SC. | **EXHIBIT A-1** |

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CADENCE DESIGN SYSTEMS, INC. (“CADENCE” OR THE “COMPANY”) AS OF JUNE 7, 2011 (“CURRENT CADENCE STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE LITIGATION, SHAREHOLDERS OF CADENCE WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS LITIGATION IS NOT “CLASS ACTION” LITIGATION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you that a Stipulation of Settlement dated June 7, 2011 (the “Stipulation” or “Settlement”) has been entered to resolve all shareholder derivative claims pending on behalf of Nominal Defendant Cadence Design Systems, Inc. in three related shareholder derivative actions currently pending before the United States District Court for the Northern District of California (the “Federal Court”): Hamilton v. Fister, et al, Case No. CV-10-01849-SC (the “Hamilton Action”), Samani v. Fister, et al, Case No. CV-10-03607-SC (the “Samani Action”), and Powers v. Fister, et al, CV-10-03627-SC (the “Powers Action”) (collectively, the “Federal Actions”). The Stipulation also resolves all related shareholder derivative claims pending in the Superior Court of the State of California, Santa Clara County, in the action entitled: In re Cadence Design Systems, Inc. Deriv. Litig., Case No. 1:08-CV-127922 (the “State Action”).

The Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (i) a proposed Settlement and dismissal of the Federal Actions and State Action (collectively, the “Actions”) with prejudice as to the Released Persons; (ii) an award of attorneys’

fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation (the “Fee Award”); and (iii) awards in the amount of $2,500 to each of the Plaintiffs (the “Special Awards”) to be paid from the Fee Award prior to its distribution among Plaintiffs’ Counsel.

On , 2011, at _:00 _.m., a hearing (the “Settlement Hearing”)

will be held before the Honorable Samuel Conti of the United States District Court for the Northern District of California, located at 450 Golden Gate Avenue, Courtroom 1, San Francisco, California, to determine: (1) whether the terms of the Settlement, including the Fee Award and Special Awards should be approved as fair, reasonable, and adequate; and (2) whether the Actions should be dismissed on the merits and with prejudice.

This Notice summarizes, and is controlled by, the terms of the Settlement, which is contained in a Stipulation of Settlement. You can view and obtain the Stipulation from the “Investor Relations” section of Cadence’s website (http://www.cadence.com), which contains a hyperlink to the Stipulation. All capitalized terms in this Notice, if not defined in this Notice itself, are defined in the Stipulation of Settlement, and their meaning in this Notice is the same as in the Stipulation. The same hyperlink will connect you to related documents that are discussed in this Notice.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE LITIGATION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

BACKGROUND AND DESCRIPTION OF THE ACTIONS

The Actions are brought on behalf of Nominal Defendant Cadence, a Delaware corporation headquartered in San Jose, California. Cadence customers use Cadence software, hardware, IP and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems.

On October 22, 2008, Cadence announced that it was reviewing the recognition of revenue related to customer contracts signed during the first quarter of 2008. The Company also announced that it expected to restate its financial statements for the first quarter of 2008 and the first half of 2008 to correct the revenue recognition with respect to certain contracts.

On November 18, 2008 and December 1, 2008, respectively, Ury Priel (“Priel”) and Mark Levine (“Levine”) filed shareholder derivative complaints against the Individual Defendants on behalf of Cadence in the State Court. On January 20,2009, the Court consolidated the actions filed by Priel and Levine, thus forming the State Action.]

The State Action alleges that certain present and former directors and officers of Cadence (the “Individual Defendants”) caused Cadence to report materially false and misleading financial statements for the first two quarters of fiscal year 2008 by, inter alia, prematurely recognizing revenue on customer contracts in violation of GAAP. The complaints in the Actions allege claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and unjust enrichment, and Plaintiffs alleged that the Individual Defendants’ conduct damaged Cadence. To learn more about the specific allegations and claimed damages in the Actions (and the allegations and claimed damages in a related shareholder class action (the “Class Action”)), you can inspect the complaints on file with the Court or at the website www.weiserlawfirm.com. The parties in the Class Action (captioned and numbered In re Cadence Design Systems, Inc. Securities Litigation, No. 3:08-cv-04966-SC) have reached an agreement-in-principle to settle that case, and the same Court that will consider final approval of the Actions, will also consider final settlement approval of the Class Action. A copy of that proposed settlement in the stockholder class action and of the related notice may be obtained through the Clerk of the Court or via hyperlinks provided in the from the “Investor Relations” section of Cadence’s website (http://www.cadence.com).

On December 10, 2008, the Company announced that the Audit Committee of its Board of Directors, with the assistance of special counsel Wilson, Sonsini, Goodrich & Rosati, completed an investigation of, among other things, the recognition of revenue related to customer contracts (the

On May 25,2011, Levine filed a Request for Dismissal With Prejudice with the State Court, seeking leave to dismiss with prejudice the shareholder derivative action that he filed on December 1,2008.

“Investigation”), and that as a result of the Investigation, the Company would restate its quarterly financial statements for the first two quarters of 2008. The restatement resulted in the adjustment of $24.8 million of product revenue recognized in the first quarter of 2008, and $12 million of product revenue recognized in the second quarter of 2008. The Company also announced that the Audit Committee had concluded that the circumstances that led to the restatement were not the result of illegal conduct on the part of any of Cadence’s directors, officers or other employees. As a result of the Investigation, however, the Company identified a material weakness relating to the insufficient design and ineffective operation of certain internal controls over the recognition of revenue from customer contracts.

On April 28, 2010, plaintiff Walter Hamilton initiated the Hamilton Action in the Federal Court. On August 16,2010, plaintiff Arash Samani initiated the Samani Action in the Federal Court. On August 17,2010, plaintiff George Powers initiated the Powers Action in the Federal Court. The Federal Actions allege shareholder derivative claims on behalf of Cadence that are similar to the State Action. The Federal Actions also allege that the Individual Defendants caused the Company to report materially overstated revenues and earnings by, inter alia, prematurely recognizing revenue on customer contracts in violation of Generally Accepted Accounting Principles.

After exchanging certain information, on August 25,2010, the Settling Parties participated in a formal joint mediation before JAMS mediator the Hon. (Ret.) Edward A. Infante (“Judge Infante”) in San Francisco, California. Although the Settling Parties made some progress at the mediation, the Actions did not settle at that time. The mediation, however, resulted in continued settlement discussions which occurred throughout the fall and winter of 2010. Ultimately, the Settling Parties engaged in a final mediation before Judge Infante on February 8,2011 in San Francisco, California. With the substantial assistance of Judge Infante (including a “mediator’s proposal” to settle the Actions when the Settling Parties appeared deadlocked), the Settling Parties were able to reach an agreement-in-principle on the settlement terms herein, which ultimately culminated in the proposed Settlement reflected in the Stipulation.

REASONS FOR THE SETTLEMENT

Plaintiffs’ Counsel has conducted an extensive investigation during the development and prosecution of the Actions, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s public filings; (ii) preparing detailed complaints; (iii) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (iv) interviewing several confidential witnesses; (v) reviewing certain of the Company’s internal documents; (vi) reviewing and analyzing the extensive record in the Securities Action; (vii) researching various corporate governance issues; (viii) preparing multiple mediation briefs; (ix) participating in numerous telephonic conferences with Judge Infante, Cadence’s and the Individual Defendants’ counsel; and (x) attending two formal mediations with Cadence’s and the Individual Defendants’ counsel and Judge Infante.

Based upon their investigation, Plaintiffs’ Counsel believes that the claims in the Federal Actions have merit and were brought in good faith. Nevertheless, without conceding the merit of any of the Individual Defendants’ defenses or the lack of merit of any of their allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Based on these considerations, among others, Plaintiffs believe that the terms of the Settlement are fair, reasonable, and adequate to Cadence and its stockholders, and that the Settlement has conferred or will confer substantial benefits upon and is in the best interests of Cadence and Current Cadence Stockholders.

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing and liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions. Each of the Individual Defendants denies the allegations concerning any alleged breach of fiduciary duty. The Individual Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

The Individual Defendants deny the allegations that the Plaintiffs, Cadence, or its shareholders have suffered damages, or that the Plaintiffs, Cadence or its shareholders were harmed by the conduct alleged in the Actions.

Nonetheless, Cadence and the Individual Defendants have agreed to settle the Actions on the terms in the Stipulation. Without conceding merit of any of Plaintiffs’ allegations, or lack of merit of any of the Individual Defendants’ defenses, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, Cadence and the Individual Defendants have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

SUMMARY OF THE SETTLEMENT TERMS

As detailed in the Stipulation, the Settlement includes the adoption, implementation, and/or maintenance of a variety of corporate governance reforms (“Corporate Governance Enhancements”), including measures that Plaintiffs believe address the underlying issues in the Actions, including, but not limited to, improved procedures, oversight and training concerning revenue recognition practices, increased communication between the Company’s outside independent auditor and the Company’s Board of Directors (the “Board”), provisions requiring Board members to attend annual training in areas, including, but not limited to, revenue recognition and internal controls over financial reporting, as well as other enhanced internal control procedures. These Corporate Governance Enhancements, documented in the Stipulation, specifically include:

1. Corporate Governance Enhancements a. Revenue Recognition

(1) The Company’s management and Board will institute a process to review, on at least an annual basis, the Company’s revenue recognition policies and analyze, in consultation with the Company’s independent outside auditor, whether changes to those policies are appropriate.

(i) The Company’s Chief Financial Officer (“CFO”) and

Controller will, on at least an annual basis, meet with the Company’s Revenue Accounting Department and the Company’s independent outside auditor, for the purpose of reviewing the

Company’s revenue recognition policies. At least the following matters will be reviewed at this meeting:

1. The accounting standards and guidance relevant to revenue recognition;

2. Any new accounting standards or guidance relevant to Cadence (including any proposed changes to standards or guidance);

3. Any areas related to revenue recognition where significant judgment is required for application of Cadence’s revenue recognition policies;

4. The adequacy of Cadence’s internal controls over financial reporting related to revenue recognition.

(ii) The Company’s CFO will present the conclusions of these meetings to the Audit Committee of the Board within thirty (30) days after their conclusion, and shall discuss with the Audit Committee whether any changes to the Company’s policies should be adopted. The Company will request that its independent outside auditor be present at this meeting and available to answer questions.

(2) The Company will require that its independent outside auditor report in writing to the Audit Committee at least annually regarding: (i) whether it recommends any changes to the Company’s revenue recognition policies or (ii) its internal controls over financial reporting related to revenue recognition. The Company will require that its independent outside auditor also meet privately, at least annually, with the Audit Committee to discuss the Company’s revenue recognition policies, guidelines, procedures, and the adequacy of its internal controls over financial reporting.

(3) The Company’s Internal Auditor will report to the Board at least annually regarding the Company’s compliance with its revenue recognition policies, and the adequacy of the Company’s internal controls related to financial reporting. If the Company’s Internal Auditor becomes aware of any significant issue(s) (or potentially significant issue(s)) regarding the

Company’s compliance with its revenue recognition policies or the adequacy of Cadence’s internal controls over financial reporting relating to revenue recognition, or any other matter, the Internal Auditor will report the issue in writing promptly to the Company’s General Counsel and Audit Committee.

(4) The Audit Committee will meet at least annually with the Company’ s CFO and the independent outside auditor to review the Company’s disclosure process used in preparing and reviewing draft financial statements. This meeting will, at minimum, address whether the Company’s disclosures related to revenue recognition and internal controls over financial reporting are appropriate, and whether the Company’s processes related to those disclosures are appropriate.

(5) All sales finance personnel will receive, at least annually, instruction on the Company’s revenue recognition policies, and will be asked to certify, in writing, annually that they have a sufficient understanding of the policies to recognize how their activities can impact revenue recognition. If any significant changes are made to the Company’s revenue recognition policies that relate to or concern the responsibilities of sales finance personnel, they will promptly participate in training regarding these changes, and certify, in writing, their understanding of these changes.

b. Foreign Operations

(1) The senior employee at each foreign operation or sales team with foreign customers will certify, in writing, to the Company’s CFO en a quarterly basis that, after reasonable inquiry, he or she can state that there are no agreements or understandings with the Company’s customers relevant to revenue recognition which have not been fully disclosed to the Company’s auditors.

c. Board Policies

(1) The Board will solicit bids from audit firms and consider whether it is appropriate to recommend to stockholders a ratification of a change in audit firms.

(2) The Board will participate in training on relevant topics, including but not limited to, internal controls, SEC and Sarbanes-Oxley Act of 2002 compliance, executive compensation, revenue recognition, and internal controls over financial reporting, provided by a qualified third party (such as a reputable “Director College” or an internationally-recognized law or accounting firm), on at least an annual basis.

(3) The chair of each committee of the Board shall rotate at least once every seven years (the first such rotation to occur no later than 2018), subject to the discretion of a majority of the independent directors of the Board to allow an individual to remain as chair of a particular committee for such longer time as it determines to be in the best interests of Cadence and its shareholders.

(4) The Audit Committee will, at least annually, formally review Cadence’s policies related to revenue recognition and the adequacy of its internal controls over financial reporting with the Company’s CFO and independent outside auditor, as well as the relevant internal controls over financial reporting that the Company has in place regarding revenue recognition. This review will take into account at least the following matters:

(i) Any relevant changes to revenue recognition accounting

standards, internal controls or guidance; and

(ii) Whether the Company should make any changes to its internal controls related to revenue recognition and/or financial reporting.

(5) Cadence will continue to maintain director and officer stock ownership guidelines.

(6) The Compensation Committee of the Board will meet at least three times per year. The subjects of these meetings will include at least the following:

(i) Whether the Company’ s corporate goals and obj ectives related to compensation of its senior management are appropriate.

(ii) Evaluation of the performance of the Company’s senior

management relative to the corporate goals and objectives related to compensation of senior management.

(iii) Review and evaluation of the Company’s “Compensation

Discussion and Analvsis” and related disclosures.

(iv) Consider and be responsible for approving or denying any severance payments to Named Executive Officers if the employee was terminated or resigned.

(7) The Compensation Committee of the Board will retain an independent consultant at least once every three years to conduct a study of Cadence’s executive compensation policies, relative to its peer companies. The results of each such study will be promptly presented to the Compensation Committee and the full Board.

2. Earlier Corporate Governance Enhancement

a. In addition to the above terms, Cadence previously adopted the following corporate governance enhancement (the “Earlier Corporate Governance Enhancement”) after the filing of one or more of the Actions: Cadence adopted a “clawback” policy relating to the effect of restating financial statements on compensation (see Proxy Statement for the 2010 Annual Meeting of Stockholders), which shall be maintained consistent with then-applicable law. In adopting the Earlier Corporate Governance Enhancement, Cadence considered the allegations of wrongdoing made in the Actions. The Earlier Corporate Governance Enhancement was made at least in part in recognition of the Actions.

b. Separate from the Earlier Corporate Governance Enhancement, Cadence added a new independent director to its Board in 2011. Cadence will not dispute that the Actions were considered in connection with addition of this new independent director to the Board in 2011.

3. Cadence agrees that these policies will remain in effect and be adhered to for a period of at least three (3) calendar years from the date of the final approval of the settlement, unless any of these measures would conflict with a change in relevant law or listing standards (the “Effective Period”).

RELEASE OF CLAIMS Upon the Effective Date, as defined in |1.7 of the Stipulation, (i) Plaintiffs and Plaintiffs’ Counsel, on their own behalf and derivatively on behalf of Cadence (as nominal defendant), (ii) Cadence and (iii) Current Cadence Stockholders shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally and forever released, relinquished, extinguished and discharged all Released Claims (including Unknown Claims as defined in |1.24 of the

Stipulation) against each and all of the Released Persons and shall be permanently barred and enjoined from instituting, commencing or prosecuting or asserting any Released Claim against any of the Released Persons; provided, however, that nothing shall prevent any of the Plaintiffs from submitting a claim (i.e. Proof of Claim) or receiving any monetary or other distribution from any settlement of the Securities Action.

Upon the Effective Date, as defined in 11.7 of the Stipulation, Cadence and each of the Individual Defendants shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally, and forever released, relinquished, extinguished and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims as defined in 11.24 of the Stipulation) arising out of, relating to or in connection with the institution, prosecution, assertion, Settlement or resolution of the Actions or the Released Claims; provided, however, that nothing shall in any way impair or restrict the rights of Cadence or any Released Person to enforce the terms of the Stipulation.

TEMPORARY BAR AND INJUNCTION

Pending final determination by the Court of whether the Settlement should be approved, Plaintiffs, Cadence, and all Current Cadence Stockholders are barred and enjoined from instituting, commencing or prosecuting any Released Claims as against the Released Persons. In addition, all proceedings in the Actions, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, have been stayed and suspended until further order of the Court. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES AND SPECIAL AWARDS

Cadence, through its Board exercising its independent business judgment, has agreed, in light of the substantial benefits that the Settlement has created or will create for Cadence and Current Cadence Stockholders, to cause Plaintiffs’ Counsel attorneys’ fees to be paid and their expenses reimbursed in the amount of $ 1.75 million. Accordingly, concurrent with seeking final approval of the Settlement, Plaintiffs’ Counsel will apply to the Court for the Fee Award. Any disapproval or modification of the Fee Award by the Court shall not affect the enforceability of this Settlement or provide any of the Settling Parties with the right to terminate the Settlement as set forth in the Stipulation.

Based on the benefits that Plaintiffs’ Counsel believes that Plaintiffs have achieved through the prosecution of the Actions, Plaintiffs’ Counsel also will seek Court approval for Special Awards in the amount of $2,500 for each of the Plaintiffs. The Individual Defendants and Cadence will not object to a request for Court approval of the Special Awards. The Special Awards shall be funded by the Fee Award to the extent approved in whole or part.

The Court may consider and rule upon the fairness, reasonableness and adequacy of the Settlement independently of the Fee Award or Special Awards.

RIGHT TO APPEAR AND OBJECT IF YOU ARE A CURRENT CADENCE STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

Any Current Cadence Stockholder objecting to the Settlement of the Actions, including the Fee Award and/or the Special Awards, shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of June 7, 2011. Any Current Cadence Stockholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on his or her own. However, no Current Cadence Stockholder shall be heard at the Settlement Hearing unless no later than twenty-one (21) days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, and Cadence’s counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in Cadence. Only Current Cadence Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before , 2011 with service on the following parties:

Counsel for Plaintiff Walter Hamilton in the Federal Actions

Kathleen A. Herkenhoff THE WEISER LAW FIRM, P.C. 12707 High Bluff Drive, Suite 200 San Diego, CA 92130

Robert B. Weiser

Brett D. Stecker

Jeffrey J. Ciarlanto

THE WEISER LAW FIRM, P.C.

121 North Wayne Avenue, Suite 100

Wayne, PA 19087

Kip B. Shuman

Rusty E. Glenn

THE SHUMAN LAW FIRM

885 Arapahoe Ave.

Boulder, CO 80302

Counsel for Plaintiff Ury Priel in the State Action

William B. Federman FEDERMAN & SHERWOOD 10205 N. Pennsylvania Avenue Oklahoma, OK 73120

Counsel for Cadence

Ethan D. Dettmer

Matthew S. Kahn

GIBSON, DUNN & CRUTCHER LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Any Current Cadence Stockholder who fails to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection and will be barred for all time by the Order and Final Judgment of the Court. Current Cadence Stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

THE ORDER AND FINAL JUDGMENT OF THE COURT If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of Cadence and Current Cadence Stockholders, the parties to the Actions will ask the Court to enter the Order and Final Judgment, which will, among other things:

(a) approve the Settlement as fair, reasonable, adequate and in the best interests of Cadence and Current Cadence Stockholders and direct consummation of the Settlement in accordance with its terms and conditions;

(b) issue the Fee Award and Special Awards;

(c) dismiss the Actions with prejudice on the merits and release all Released Claims as against Cadence and the Individual Defendants;

(d) permanently bar and enjoin Plaintiffs, Cadence and Current Cadence Stockholders from instituting, commencing or prosecuting the Released Claims as against Cadence and the Individual Defendants in any court or tribunal of this or any other jurisdiction; and

(e) retain jurisdiction over all matters relating to the consummation of the Settlement provided for herein.

In the event the Settlement is not approved, or such approval does not become Final, then the Settlement shall be of no further force and effect and each party then shall be returned to his, her or its respective position immediately prior to the Settlement without prejudice and as if the Settlement had not been entered into.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

The foregoing description of the Settlement Hearing, the Actions, the terms of the proposed Settlement and other matters described herein does not purport to be comprehensive. Accordingly, Current Cadence Stockholders are referred to the documents filed with the Court in the Actions, and the Current Report on SEC Form 8-K, which is available on the “Investor Relations” section of Cadence’s website (http://www.cadence.com) and provides hyperlinks to the Stipulation. In addition, complaints in the derivative suits and the class action can be obtained on the website www.weiserlawfirm.com.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

Inquiries regarding the Settlement may be made to Counsel for Plaintiff Walter Hamilton in the Federal Actions: Robert B. Weiser, The Weiser Law Firm, P.C., 121 North Wayne Avenue, Suite 100, Wayne, PA 19087; telephone: 610-225-2677.

DATED ,2011 BY ORDER OF THE COURT

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

EXHIBIT A-2

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: 858/794-1441

Facsimile: 858/794-1450

kah@weiserlawfirm.com

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER JEFFREY J. CIARLANTO 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 Facsimile: 610/225-2678

Attorneys for Plaintiff Walter Hamilton

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re CADENCE DESIGN SYSTEMS, SECURITIES AND DERIVATIVE LITIGATION INC. ) ) ) ) ) No. C-08-4966 SC

SUMMARY NOTICE OF SETTLEMENT

EXHIBIT A-2

This Document Relates To: ) ) ) ) ) )

Nos. CV-10-01849-SC, CV-10-03607-SC,andCV-10-03627-SC.

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CADENCE DESIGN SYSTEMS, INC. (“CADENCE” OR THE “COMPANY”) AS OF JUNE 7, 2011 (“CURRENT CADENCE STOCKHOLDERS”).

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and Order of the Court, that a Stipulation of Settlement dated June 7, 2011 (the “Stipulation” or “Settlement”) has been entered to resolve all shareholder derivative claims pending on behalf of Nominal Defendant Cadence Design Systems, Inc. in three related shareholder derivative actions currently pending before the United States District Court for the Northern District of California (the “Federal Actions”). The Stipulation also resolves all related shareholder derivative claims pending in the Superior Court of the State of California, Santa Clara County (the “State Action,” and, collectively with the Federal Actions, the “Actions”).

On , 2011, at :00 _.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Samuel Conti of the United States District Court for the Northern District of California, located at 450 Golden Gate Avenue, Courtroom 1, San Francisco, California, to determine: (1) whether the terms of the Settlement, including an award of attorneys’ fees and expenses to Plaintiffs’ Counsel in the Actions, upon the terms and conditions set forth in the Stipulation, and Special Awards in the amount of $2,500 for each of the Plaintiffs should be approved as fair, reasonable, and adequate; and (2) whether the Actions should be dismissed on the merits and with prejudice.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT CADENCE STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT OF THE ACTIONS.

This is a summary notice only. For additional information about the claims asserted in the Actions and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Actions, and the Current Report on SEC Form 8-K, which is available on the “Investor Relations” section of Cadence’s website (http://www.cadence.com) and provides hyperlinks to the full-length Notice of Settlement (the “Notice”) and the Stipulation. In addition, complaints In the derivative suits and the class action can be obtained on the website www.weiserlawfirm.com.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS SUMMARY NOTICE. If you have additional questions regarding the Settlement, or if you do not have access to Internet, please contact Counsel for Plaintiff Walter Hamilton in the Federal Actions: Robert B. Weiser, The Weiser Law Firm, P.C., 121 North Wayne Avenue, Suite 100, Wayne, PA 19087; telephone: 610-225-2677.

If you are a Current Cadence Stockholder, you will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection. Any objections to the Settlement must be filed on or before , 2011, in accordance with the procedures set forth in the

Notice. DATED ,2011 BY ORDER OF THE COURT

UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

EXHIBIT B

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

In re CADENCE DESIGN SYSTEMS, INC. ) No. C-08-4966 SC

SECURITIES AND DERIVATIVE )

LITIGATION ) ) [PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

This Document Relates To: ) ) ) The Honorable Samuel Conti Trial Date: None Set

Nos. CV-10-01849-SC, CV-10-03607- )

SC,andCV-10-03627-SC. )

) EXHIBIT B

This matter came before the Court for hearing pursuant to the Order of this Court, dated

, 2011 (“Order”), on the application of the parties for approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement dated June 7, 2011 (the “Stipulation”). Due and adequate notice having been given to the current Cadence Design Systems, Inc. (“Cadence”) stockholders as required in said Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2. This Court has jurisdiction over the subject matter of the Federal Actions, including all matters necessary to effectuate the Settlement, and over all parties to the Federal Actions, including the Plaintiffs, Cadence, the Current Cadence Stockholders and the Individual Defendants.

3. The Federal Actions and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As between Plaintiffs and the Individual Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation regarding the Fee Award.

4. The Court finds that the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

5. Upon the Effective Date, (i) Plaintiffs and Plaintiffs’ Counsel, on their own behalf and derivatively on behalf of Cadence (as nominal defendant), (ii) Cadence and (iii) Current Cadence Stockholders shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally and forever released, relinquished, extinguished and discharged all Released Claims (including Unknown Claims) against each and all of the Released Persons and shall be permanently barred and enjoined from instituting, commencing or prosecuting or asserting any Released Claim against any of the Released Persons; provided, however, that nothing shall prevent any of the Plaintiffs from submitting a claim (i.e., Proof of Claim) or receiving any monetary or other distribution from any settlement of the Securities Action.

6. Upon the Effective Date, Cadence and each of the Individual Defendants shall be deemed to have, and by operation of the Final Judgment and Order shall have, fully, finally, and forever released, relinquished, extinguished and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to or in connection with the institution, prosecution, assertion, Settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of Cadence or any Released Person to enforce the terms of the Stipulation

7. The Court finds that the notice given to Current Cadence Stockholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the proposed Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

8. The Court hereby approves the Fee Award in accordance with the Stipulation and finds that the Fee Award is fair and reasonable.

9. Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or invalidity of any Released Claim, or of any wrongdoing or liability or lack thereof of Cadence or the Individual Defendants and Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission or lack thereof of any of Cadence or the Individual Defendants and Released Persons in any proceeding of any kind or nature, including civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Cadence, the Individual Defendants and Released Persons may file the Stipulation and/or the Final Judgment and Order in any action that may be brought against them in order to support a defense or counterclaim based on principles of resjudicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. Plaintiffs, Cadence or any Current Cadence Stockholder may file the Stipulation in any proceeding brought to enforce any of its terms or provisions.

10. During the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

11. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over the Federal Actions and the parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein, and the provisions of this Judgment.

12. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED. DATED: